Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

St. Joseph Capital Corporation

Mishawaka, Indiana

We have audited the accompanying consolidated balance sheets of St. Joseph Capital Corporation as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the three years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of St. Joseph Capital Corporation as of December 31, 2005 and 2004, and the results of its operations for the three years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC

February 23, 2006

Chicago, Illinois

#

CONSOLIDATED BALANCE SHEETS

(000s omitted, except share and per share data)

December 31

2005

2004

ASSETS

Cash and due from banks

$

41,304

$

37,784

Interest-earning deposits in other financial institutions

523

7,548

Total cash and cash equivalents

41,827

45,332

Securities available for sale (Note 2)

83,554

58,230

Federal Home Loan Bank stock, at cost

3,152

3,087

Loans, net of allowance of  $3,578 and $3,578 (Note 3)

335,127

278,421

Accrued interest receivable

2,511

1,661

Premises and equipment, net (Note 4)

3,260

2,409

Cash surrender value of life insurance

8,435

8,072

Other assets

3,262

1,847

Total assets

$

481,128

$

399,059

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities

Deposits

Noninterest-bearing

$

59,865

$

56,185

Interest-bearing (Note 5)

283,533

256,472

Total deposits

343,398

312,657

Federal funds purchased

28,600

2,800

Securities sold under agreements to repurchase (Note 6)

8,650

10,307

Federal Home Loan Bank advances (Note 7)

60,200

41,740

Accrued interest payable

386

203

Subordinated debentures (Note 7)

8,000

3,000

Other liabilities

2,953

1,820

Total liabilities

452,187

372,527

Shareholders’ equity (Notes 8 and 12)

Preferred stock, $.01 par value, 100,000 shares

  authorized; -0- shares issued and outstanding

-

-

Common stock, $.01 par value, 2,500,000 shares

  authorized; 1,751,261 and 1,737,445  shares issued

  and outstanding in 2005 and 2004

18

17

Additional paid-in capital

19,814

19,436

Retained earnings

10,037

7,166

Accumulated other comprehensive income (Note 1)

(928)

(87)

Total shareholders' equity

28,941

26,532

Total liabilities and shareholders' equity

$

481,128

$

399,059

See accompanying notes to consolidated financial statements.

#

CONSOLIDATED STATEMENTS OF INCOME

(000s omitted, except per share data)

Years Ended December 31

2005

2004

2003

Interest income

Loans, including fees

$

18,057

$

12,717

$

11,267

Securities available for sale - taxable

2,575

1,373

1,026

Securities available for sale - tax exempt

713

373

262

Federal Home Loan Bank stock

134

122

106

Federal funds sold

24

36

22

Other interest earning assets

193

136

11

Total interest income

21,696

14,757

12,694

Interest expense

Deposits

8,693

2,862

2,149

Federal funds purchased

362

200

70

Securities sold under agreements to repurchase

43

39

39

Subordinated debentures

445

142

62

Federal Home Loan Bank advances

1,942

2,069

2,050

Total interest expense

11,485

5,312

4,370

Net interest income

10,211

9,445

8,324

Provision for loan losses (Note 3)

-

261

327

Net interest income after provision for loan losses

10,211

9,184

7,997

Noninterest income

Service charges on deposit accounts

419

422

383

Gain on sales of securities

  available-for-sale, net (Note 2)

11

106

236

Earnings on life insurance

363

72

-

Other income

163

129

114

Total noninterest income

956

729

733

Noninterest expense

Salaries and employee benefits (Note 8)

4,707

4,301

3,969

Occupancy and equipment

517

391

417

Professional fees

166

234

284

Data processing

223

187

157

Other expense

1,235

1,111

1,034

Total noninterest expense

6,848

6,224

5,861

Income before income taxes

4,319

3,689

2,869

Income tax expense (Note 9)

1,099

1,280

1,044

Net income

$

3,220

$

2,409

$

1,825

Basic income per common share

$

1.85

$

1.39

$

1.08

Diluted income per common share

$

1.73

$

1.33

$

1.05

See accompanying notes to consolidated financial statements.

#

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(000s omitted except share and per share data)

Accumulated

Other

Additional

Comprehensive

Total

Common

Paid-In

Retained

Income (Loss)

Shareholders’

Stock

Capital

Earnings

Net of Tax

Equity

Balance at December 31, 2002

$

17

$

18,342

$

3,210

$

572

$

22,141

Comprehensive income

Net income

-

-

1,825

-

1,825

Net change in unrealized gain

  on securities available-for-sale,

  net of tax effects of( $248)

-

-

-

(373)

(373)

Total comprehensive income

1,452

Compensation expense related to

  options vesting

-

80

-

-

80

Stock compensation expense

-

67

-

-

67

Tax effect from employee stock options

-

(75)

-

-

(75)

Proceeds from issuance of 32,242

  shares of common stock upon exercise

  of stock options

-

570

-

-

570

Balance at December 31, 2003

17

18,984

5,035

199

24,235

Comprehensive income

Net income

-

-

2,409

-

2,409

Net change in unrealized loss

  on securities available-for-sale,

  net of tax effects of $(192)

-

-

-

(286)

(286)

Total comprehensive income

2,123

Cash dividends paid - $0.16 per share

-

-

(278)

-

(278)

Stock compensation expense

-

100

-

-

100

Proceeds from issuance of 30,000

 shares of common stock upon exercise

  of stock options

-

352

-

-

352

Balance at December 31, 2004

17

19,436

7,166

(87)

26,532

Comprehensive income

Net income

-

-

3,220

-

3,220

Net change in unrealized loss

  on securities available-for-sale,

  net of tax effects of $(560)

-

-

-

(841)

(841)

Total comprehensive income

2,379

Cash dividends paid - $0.20 per share

-

-

(349)

-

(349)

Stock compensation expense

-

136

-

-

136

Tax effect from employee stock options

-

44

-

-

44

Proceeds from issuance of 13,816

 shares of common stock upon exercise

  of stock options, net of tax

1

198

-

-

199

Balance at December 31, 2005

$

18

$

19,814

$

10,037

$

(928)

$

28,941

See accompanying notes to consolidated financial statements.

#

CONSOLIDATED STATEMENTS OF CASH FLOWS

(000s omitted)

Years ended December 31

2005

2004

2003

Cash flows from operating activities

Net income

$

3,220

$

2,409

$

1,825

Adjustments to reconcile net income

  to net cash from operating activities

Depreciation

213

186

180

Provision for loan losses

-

261

327

Net amortization on securities

  available for sale

143

135

196

Deferred income taxes

(635)

(160)

(405)

Gain on sales of securities

  available-for-sale, net

(11)

(106)

(236)

Net stock option expense

136

100

134

Increase in cash surrender value of life insurance

(363)

(72)

-

Net change in

Accrued interest receivable

(850)

(667)

37

Other assets

(220)

(441)

383

Accrued interest payable

183

45

(94)

Other liabilities

1,133

1,241

112

Net cash from operating activities

2,949

2,931

2,459

Cash flows from investing activities

Purchase of securities available for sale

(43,955)

(49,222)

(19,833)

Proceeds from sales of securities

  available for sale

12,383

4,916

10,938

Proceeds from maturities, calls, and paydowns

  of securities available for sale

4,715

9,703

22,760

Purchase of FHLB stock

(65)

(761)

(172)

Purchase of life insurance

-

(8,000)

-

Net change in loans receivable

(56,706)

(55,708)

(34,207)

Purchase of premises and equipment

(1,064)

(1,248)

(223)

Net cash from investing activities

(84,692)

(100,320)

(20,737)

Cash flows from financing activities

Net change in deposits

30,741

105,375

29,608

Net change in securities sold under agreements

  to repurchase

(1,657)

3,823

(3,796)

Proceeds from federal funds purchased

25,800

2,800

-

Proceeds from FHLB advances

80,000

27,500

13,000

Repayment of FHLB advances

(61,540)

(32,280)

(9,550)

Cash dividends paid

(349)

(278)

-

Proceeds from subordinated debentures

5,000

-

3,000

Proceeds from issuance of common stock, net

243

352

508

Net cash from financing activities

78,238

107,292

32,770

Net change in cash and cash equivalents

(3,505)

9,903

14,492

Cash and cash equivalents at beginning of year

45,332

35,429

20,937

Cash and cash equivalents at end of year

$

41,827

$

45,332

$

35,429

Supplemental disclosures of cash flow information

Cash paid during the year for

Interest

$

11,302

$

5,267

$

4,464

Income taxes

1,200

1,685

1,115

See accompanying notes to consolidated financial statements

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of St. Joseph Capital Corporation conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry.  The following describes the significant accounting and reporting policies, which are employed in the preparation of the financial statements.

Basis of Presentation and Consolidation - The consolidated financial statements include the accounts of St. Joseph Capital Corporation, a bank holding company located in Mishawaka, Indiana (the Company), its wholly owned subsidiary St. Joseph Capital Bank (the Bank) and Riverfront Partners, LLC, a real estate holding company which qualifies as a variable interest entity (VIE), of which the Company is the primary beneficiary.  Also, included in the consolidated financial statements is St. Joseph Capital Holdings, Inc., a wholly owned subsidiary of the Bank, which began operations on September 28, 2004, as an investment subsidiary based in Wilmington, Delaware.  All significant intercompany transactions and accounts have been eliminated in consolidation.

Use of Estimates - The accounting and reporting policies of the Company and its subsidiary conform to generally accepted accounting principles in the United States of America.  Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from these estimates and assumptions.  Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses and investment securities.

Nature of Operations - The Company is engaged in the business of commercial and retail banking.  The Bank offers a variety of deposit products, including checking accounts, savings accounts, and time deposits.  The Bank conducts lending activities in the residential and commercial mortgage markets, in the general commercial market and in the consumer installment marketplace.  Substantially all loans are secured by business or personal assets.  These financial services and products are delivered throughout northern Indiana and southwest Michigan ..

Significant Group Concentrations of Credit Risk - Most of the Company’s activities are with customers located within Indiana and Michigan ..  Note 2 discusses the Company’s types of securities.  Note 3 discusses the Company’s types of lending.  The Company does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits, and federal funds sold.  Generally, federal funds are purchased and sold for a one-day period.

To satisfy legal cash reserve and clearing balance requirements, noninterest-bearing balances are required to be maintained as deposits with the Federal Reserve or as cash on hand.  The total required cash reserve and clearing balance requirement was $25,000 for both of the years ended December 31, 2005 and 2004.

Securities - Securities are classified as "available-for-sale" and recorded at fair value, with unrealized gains and losses, net of related deferred income taxes, excluded from earnings and reported in other comprehensive income.  Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.  Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.  Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans - The Company grants mortgage, commercial and consumer loans to customers.  A substantial portion of the loan portfolio is represented by commercial loans throughout northern Indiana.  Loans are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.  Interest income is accrued on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection.  In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses - The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of homogeneous loans are collectively evaluated for impairment.  Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures.

Credit Related Financial Instruments - In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under commercial letters of credit and standby letters of credit.  Such financial instruments are recorded when they are funded.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Premises and Equipment - Land and land improvements are carried at cost.  Bank premises and equipment are stated at cost, less accumulated depreciation.  Depreciation, computed on the straight-line method, is charged to operations over the estimated useful lives of the assets.

Cash Surrender Value of Life Insurance - The Company has purchased life insurance policies on certain officers of the Bank.  Company owned life insurance is recorded at its cash surrender value, or the amount that can be realized.

Profit Sharing Plan - The Company maintains a 401(k) profit sharing plan covering substantially all employees.  See Note 8 for details concerning the plan.

Income Taxes - Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is determined based on the tax effects of the various temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Restrictions on Dividends, Loans and Advances - Banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company.  The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank.  However, dividends paid by the Bank would be prohibited if the effect thereof would cause the Bank's capital to be reduced below applicable minimum standards.  At December 31, 2005, the Bank's retained earnings available for the payment of dividends totaled $8,707,000.  Accordingly, $22,451,000 of the Company’s investment in the Bank was restricted at December 31, 2005.

Loans or advances made by the Bank to the Company are generally limited to 10 percent of the Bank’s capital stock and surplus.  Accordingly, at December 31, 2005, Bank funds available for loans or advances to the Company amounted to $3,571,000.

Earnings Per Common Share - Earnings per common share are based on the weighted average number of shares outstanding during each period.  Diluted income per common share shows the dilutive effect of stock options, where applicable.  Weighted average shares reconciliation is as follows:

Year Ended December 31

2005

2004

2003

(in thousands of shares)

Basic

1,744

1,733

1,683

Effect of stock options

115

76

62

Diluted

1,859

1,809

1,745

Outstanding stock options for 5,000, 0, and 3,000 shares of common stock at December 31, 2005, 2004 and 2003, were not considered in computing diluted income per common share because they were not dilutive.

Comprehensive Income - Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income.  Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The components of other comprehensive income and related tax effects are as follows:

Year Ended December 31

2005

2004

2003

(in thousands)

Unrealized losses on available-for-sale securities

$

(1,390)

$

(372)

$

(385)

Reclassification adjustment for gains realized

from income

(11)

(106)

(236)

Net change in unrealized losses

(1,401)

(478)

(621)

Tax benefit

(560)

(192)

(248)

Total other comprehensive loss

$

(841)

$

(286)

$

(373)

Stock Compensation - The Company has a stock-based employee compensation plan, which is described more fully in Note 8.  Effective January 1, 2003, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, prospectively for all new awards granted after January 1, 2003.  Awards under the Company’s stock-based compensation plan vest over various periods.  Therefore, the expense related to stock-based compensation included in the determination of net income for 2005, 2004, and 2003 is less than that which would have been recognized if the fair value method had been applied to all awards since the original effective date of SFAS No. 123.  The following table illustrates the effect on net income and earnings per common share if the fair value method had been applied to all outstanding and unvested awards in each period.

Year Ended December 31

2005

2004

2003

                                    (000s omitted, except per share data)

Net income, as reported

$

3,220

$

2,409

$

1,825

Add: Stock-based compensation expense included

in reported net income, net of related tax effects

136

94

55

Deduct: Total stock-based compensation expense

determined under fair value methods for all awards,

net of related tax effects

204

280

283

Proforma net income

$

3,152

$

2,223

$

1,597

Reported income per common share:

Basic

$

1.85

$

1.39

$

1.08

Diluted

$

1.73

$

1.33

$

1.05

Proforma income per common share:

Basic

$

1.81

$

1.28

$

.95

Diluted

$

1.70

$

1.23

$

.92

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Adoption of New Accounting Standards - In December 2004, the Financial Accounting Standards Board issued Statement of financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), which requires entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).  The cost is recognized as an expense over the period during which the employee is required to provide service in exchange for the award, which is usually the vesting period.  For options granted under the stock option plan, we will recognize the grant-date fair value of the options as compensation expense on a straight-line basis over the applicable vesting period.  The provisions of SFAS 123R will be effective for the company beginning with its fiscal year ending 2006.  Beginning in 2003, we voluntarily adopted this method under SFAS 148 and we have expensed all options granted in 2003, 2004, and 2005 to the extent they have vested.  As allowed under SFAS 123R, the Company is selecting the modified prospective method of adoption, therefore, the impact on the results of operations is limited to those options granted in 2006 and the unvested options issued prior to 2003.  The cumulative impact related to the unvested options granted prior to 2003 is approximately $161,000 increase in compensation cost over the remaining vesting period of 2006 through 2010.

Reclassifications - Certain amounts appearing in the prior year’s financial statements have been reclassified to conform to the current year’s financial statements.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 2 - SECURITIES

The amortized cost and estimated fair market values of investments in available-for-sale securities were as follows at December 31, 2005 and 2004 (000s omitted):

Gross

Gross

Estimated

Amortized

Unrealized

Unrealized

Market

Cost

Gains

Losses

Value

2005

U.S. government and

federal agency

$

58,820

$

-

$

(1,400)

$

57,420

Obligations of states and

political subdivision

20,335

104

(133)

20,306

Mortgage backed

5,903

-

(119)

5,784

Marketable equity

43

1

-

44

$

85,101

$

105

$

(1,652)

$

83,554

Gross

Gross

Estimated

Amortized

Unrealized

Unrealized

Market

Cost

Gains

Losses

Value

2004

U.S. government and

federal agency

$

38,259

$

3

$

(313)

$

37,949

Obligations of states and

political subdivisions

14,434

305

(85)

14,654

Mortgage backed

5,657

-

(56)

5,601

Marketable equity

26

-

-

26

$

58,376

$

308

$

(454)

$

58,230

The amortized cost and estimated market values of securities at December 31, 2005, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties (000s omitted).

Amortized

Fair

Cost

Value

Due in one year or less

$

1,713

$

1,712

Due after one year through five years

59,276

57,933

Due after five years through ten years

10,372

10,326

Due after ten years

7,794

7,755

Mortgage backed

5,903

5,784

Marketable equity

43

44

Total

$

85,101

$

83,554

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 2 - SECURITIES (Continued)

Activities related to gross gains and losses on sales of securities available for sale are summarized as follows (000s omitted):

2005

2004

2003

Proceeds

$

12,383

$

4,916

$

10,938

Gross gains

11

106

236

Gross losses

-

-

-

Tax expense related to net gains

4

42

94

Information pertaining to securities with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous loss position as follows at December 31, 2005 and 2004 (000s omitted):

Less Than Twelve Months

Over Twelve Months

Gross

Gross

Unrealized

Unrealized

Losses

Fair Value

Losses

Fair Value

2005

Available-for-sale securities:

U.S. government and

federal agency

$

(369)

$

22,194

$

(1,031)

$

35,226

Obligations of states and

political subdivisions

(65)

7,940

(68)

5,479

Mortgage backed

(26)

1,569

(93)

4,215

Total available-for-sale

securities

$

(460)

$

31,703

$

(1,192)

$

44,920

2004

Available-for-sale securities:

U.S. government and

federal agency

$

(193)

$

29,575

$

(120)

$

6,370

Obligations of states and

political subdivisions

(85)

6,776

-

-

Mortgage backed

(55)

5,232

(1)

369

Total available-for-sale

securities

$

(333)

$

41,583

$

(121)

$

6,739

Unrealized losses on securities have not been recognized into income because the issuers’ bonds are of high credit quality, we have the intent and ability to hold the securities for the foreseeable future, and the decline in fair value is primarily due to increased market interest rates.  The fair value is expected to recover as the bonds approach the maturity date.

Securities with a carrying value of approximately $63,149,000 were pledged at December 31, 2005 to secure borrowings from the Federal Home Loan Bank and repurchase agreements.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 3 - LOANS

Major categories of loans in the portfolio were as follows at December 31, 2005 and 2004 (000s omitted):

2005

2004

Commercial

$

88,491

$

71,782

Commercial and multi-family mortgages

114,865

106,491

Residential mortgages

93,472

75,613

Residential construction

3,777

4,095

Commercial construction

21,188

14,652

Consumer

17,030

9,565

Total

338,823

282,198

Less deferred fees, net

(118)

(199)

Less allowance for loan losses

(3,578)

(3,578)

Total

$

335,127

$

278,421

Certain directors and executive officers of the Company, including their associates, were loan customers of the B ank during 2005 and 2004.  Management believes such loans were made in the ordinary course of business and do not involve more than a normal risk of collectibility.  The outstanding loan balances for these individuals at December 31, 2005 and 2004 amounted to approximately $14,798,000 and $12,442,000.  During 2005, $4,193,000 of new loans were made and repayments totaled approximately $1,837,000.  The total unused commitments related to these loans were approximately $1,303,000 at December 31, 2005.

An analysis of the allowance for loan losses follows (000s omitted):

2005

2004

2003

Balance, beginning of year

$

3,578

$

3,317

$

2,990

Provision for loan losses

261

327

Loans charged off

-

-

-

Recoveries of loans charged off

-

-

-

Balance, end of year

$

3,578

$

3,578

$

3,317

At December 31, 2005, 2004, and 2003, no portion of the allowance for loan losses was allocated to impaired loan balances as there were no loans considered impaired and no non-accrual or 90 day past due loans as of or for the years ended December 31, 2005, 2004, and 2003.

NOTE 4 - BANK PREMISES AND EQUIPMENT

Major classifications of bank premises and equipment are summarized as follows at December 31, 2005 and 2004 (000s omitted):

2005

2004

Land and improvements

$

307

$

307

Building and building improvements

2,387

763

Furniture and equipment

2,520

1,968

Construction in progress

-

1,085

Total

5,214

4,123

Accumulated depreciation

(1,954)

(1,714)

Total

$

3,260

$

2,409

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 5 - DEPOSITS

The following is a summary of interest-bearing deposits at December 31, 2005 and 2004 (000s omitted):

2005

2004

NOW accounts

$

40,788

$

35,612

NOW accounts – municipal business line

105,785

85,928

Savings

45,368

40,413

Certificates of deposit

$100,000 and over

79,365

85,961

Under $100,000

12,227

8,558

Total interest-bearing deposits

$

283,533

$

256,472

The remaining maturities of certificates of deposit were as follows at December 31, 2005 (000s omitted):

CDs over

CDs under

$100,000

$100,000

2006

$

77,431

$

10,931

2007

1,692

1,125

2008

242

56

2009

-

115

2010

-

-

Thereafter

-

-

Total

$

79,365

$

12,227

Certain directors and executive officers of the Company, including their associates, were deposit customers of the B ank during 2005 and 2004.  At December 31, 2005 and 2004 these deposits amounted to $3,326,000 and $4,745,000.

NOTE 6 – SHORT TERM BORROWINGS

The Company’s short-term borrowings include both securities sold under the agreements to repurchase and federal funds purchased.  The following is a summary of short-term borrowings as of December 31, 2005 and 2004.

Securities sold under agreements to repurchase consist of obligations of the Company to other parties.  These arrangements are all short-term retail repurchase agreements and are secured by securities available-for-sale.  Such collateral is held by safekeeping agents of the Company, and the Company maintains control over such securities.  The borrowings are summarized for 2005 and 2004 as follows (000s omitted):

2005

2004

Amount outstanding at year-end

$

8,650

$

10,307

Weighted average interest rate at year-end

.66%

.44%

Maximum month-end balance during

  the year

$

11,075

$

10,307

Average daily balance during the year

$

7,857

$

7,308

Weighted average interest rate during

  the year

.55%

.53%

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 6 – SHORT TERM BORROWINGS (Continued)

Federal funds purchased consist of obligations of the Company to other financial institutions.  These arrangements are all short-term and are unsecured.  The borrowings are summarized for 2005 and 2004 as follows (000s omitted):

2005

2004

Amount outstanding at year-end

$

28,600

$

2,800

Weighted average interest rate at year-end

4.39%

2.50%

Maximum month-end balance during

  the year

$

28,600

$

34,600

Average daily balance during the year

$

9,542

$

12,129

Weighted average interest rate during

  the year

3.79%

1.65%

NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES AND OTHER DEBT

The Company has various term advances from the Federal Home Loan Bank ("FHLB") with fixed interest rates ranging from 2.9% to 6.4% at December 31, 2005, and 2.3% to 6.9% at December 31, 2004.  Total borrowings under these advances were $60,200,000 and $41,740,000 at December 31, 2005 and 2004.  Interest on these borrowings is payable monthly.  At December 31, 2005 and 2004, in addition to FHLB stock, the Company pledged qualifying loans of approximately $146,623,000 and $171,721,000 and securities available-for-sale with a carrying value of approximately $50,649,000 and $7,105,000 to the FHLB to secure advances outstanding.

A majority of the advances outstanding at December 31, 2005 contain an option that would allow the FHLB, at its discretion or upon the occurrence of certain events related to the LIBOR interest rate, to convert the current fixed rate advances to adjustable rate advances at certain conversion dates as of December 31, 2005 through March 7, 2011.  The converted adjustable rate advances would bear an interest rate equal to the three month LIBOR flat rate.

Upon notification by the FHLB to the Company that an option will be exercised to convert an advance, the Company has the election to prepay, on the conversion date or any subsequent quarterly reset date, the advance at par without a fee being assessed.   The remaining advances are fixed rate, fixed term, single maturity advances.

Subordinated Debentures

In July, 2003, St. Joseph Capital Trust I, a business trust subsidiary of the Company, sold $3 ,000,000 in trust preferred securities.  The proceeds from the sale of the trust preferred securities were used by the trust to purchase an equivalent amount of subordinated debentures from the Company.  The trust preferred securities carry a variable rate of interest priced at the three-month LIBOR plus 305 basis points, have a stated maturity of 30 years, and, in effect, are guaranteed by the Company.  The securities are redeemable at par after five years.  The debentures will mature and the capital securities must be redeemed in 2033, although the Company has the option to shorten the maturity date to a date not earlier than September 30, 2008, pending the prior approval of the Board of Governors of the Federal Reserve System, if required.

In March 2005, St. Joseph Capital Trust II, a business trust subsidiary of the Company, sold $5 ,000,000 in trust preferred securities.  The proceeds from the sale of the trust preferred securities were used by the trust to purchase an equivalent amount of subordinated debentures from the Company.  The trust preferred securities carry a fixed rate of 6.27% and have a stated maturity of 30 years, and, in effect, are guaranteed by the Company.  The securities are redeemable at par after five years.  The debentures will

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES AND OTHER DEBT (Continued)

mature and the capital securities must be redeemed in 2035, although the Company has the option to shorten the maturity date to a date not earlier than March 31, 2010, pending the prior approval of the Board of Governors of the Federal Reserve System, if required.

Required payments on all debt are as follows as of December 31, 2005 (000s omitted):

2006

$

35,200

2007

4,500

2008

2,000

2009

-

2010

16,500

2011 and thereafter

10,000

$

68,200

NOTE 8 - BENEFIT PLANS

Stock Option Plan

The Company has adopted a stock option plan.  Under the terms of this plan, stock awards for up to 425,000 shares of the Company’s common stock may be granted to key management, employees, and directors of the Company and its subsidiary.  The exercise price of the options is determined at the time of grant by an administrative committee appointed by the Board of Directors.

The fair value of options granted during 2005, 2004, and 2003 is estimated using the following weighted average information: risk-free interest rate of 4.1%, 4.4%, and 3.6%; expected life of eight years for 2005, 2004, and 2003 ; expected volatility of stock price of .20, .21, and .23 ; and expected dividends of 1.1%, 0.1%, and 0.0% for 2005, 2004, and 2003.  The Company has estimated the fair value of the options issued in 2005, 2004, and 2003 at $8.13, $7.61, and $6.59 per share, using the Black-Scholes option pricing model.

SFAS No. 123 requires proforma disclosures for companies that do not adopt its fair value accounting method for stock-based employee compensation.  Effective January 1, 2003, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure, prospectively for all new awards granted after January 1, 2003.  Accordingly, the following proforma information presents net income per common share had the fair value method been used to measure compensation cost for stock option plans (See the table in Note 1).  Compensation cost was recognized for the fair value of the stock options granted in 2005, 2004, and 2003.

Stock options are issued for 10-year periods with varying vesting periods.  The weighted average remaining contractual life of options outstanding at December 31, 2005 was approximately 5.2 years.  Stock options exercisable at December 31, 2005, 2004, and 2003 totaled 223,508, 217,434, and 208,392 at a weighted average exercise price of $16.02, $15.47, and $14.46.  As of December 31, 2005, 63,903 options remained available for future grants.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 8 - BENEFIT PLANS (Continued)

Options outstanding at December 31, 2005 were as follows.

Outstanding

Exercisable

Weighted

Average

Weighted

Weighted

Range of

Remaining

Average

Average

Exercise

Contractual

Exercise

Exercise

Prices

Number

Life

Price

Number

Price

$

10.00 - $

11.60

42,160

2.5 years

$

10.60

38,960

$

10.52

12.38 -

13.50

40,582

5.5 years

12.80

39,782

12.80

14.00 -

15.75

21,720

3.1 years

14.46

20,420

14.49

16.00 -

17.75

38,008

2.8 years

16.89

38,008

16.89

18.00 -

19.80

89,509

6.0 years

18.84

61,858

18.75

20.75 -

20.75

17,111

8.0 years

20.75

13,424

20.75

22.00 -

22.91

7,000

8.2 years

22.26

1,400

22.26

26.30 -

26.30

19,311

9.0 years

26.30

9,656

26.30

33.80 -

33.80

5,000

9.3 years

33.80

0

0.00

Total shares

280,401

223,508

Number of

Weighted

Outstanding

Average

Options

Exercise Price

Outstanding – December 31, 2002

286,662

$

15.04

Granted

21,399

19.16

Exercised

(32,242)

17.67

Outstanding – December 31, 2003

275,819

15.08

Granted

25,937

21.00

Exercised

(30,000)

11.73

Forfeited

(1,850)

18.75

Outstanding – December 31, 2004

269,906

16.00

Granted

24,311

27.84

Exercised

(13,816)

10.62

Outstanding – December 31, 2005

280,401

17.10

Defined Contribution Pension Plan

The Company has a 401(k) plan covering substantially all employees.  The plan provides for voluntary employee contributions and discretionary employer contributions.  Employee contributions are vested at all times and any employer contributions are fully vested after three years.  Currently, the Company does not match employee contributions.  The annual expense related to the plan is based on a discretionary safe harbor contribution of 3.0% of all eligible employees’ salaries irrespective of the employee’s participation in the plan during the year.  The discretionary matching percentage and the additional discretionary contribution are to be determined by the Board of Directors at the end of each year.  The expense recorded related to this plan was approximately $107,000 for 2005, $88,000 for 2004, and $79,000 for 2003.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 9 - INCOME TAXES

The Company and its subsidiary file a consolidated federal income tax return.  The following is a summary of the provision for income taxes for the years ended December 31, 2005, 2004, and 2003 (000s omitted):

2005

2004

2003

Federal

Current

$

632

$

1,207

$

1,136

Deferred

395

(136)

(198)

1,027

1,071

938

State

Current

1

233

313

Deferred

71

(24)

(207)

72

209

106

Total income tax expense

$

1,099

$

1,280

$

1,044

Total income tax expense differed from the amounts computed by applying the federal income tax rate of 34.0% in all periods presented to income before income taxes as a result of the following for the years ended December 31 (000s omitted):

2005

2004

2003

Income tax expense at statutory rate

$

1,469

$

1,254

$

975

Tax effect of:

State tax, net of federal income

  tax effect

48

207

122

Tax exempt interest

(329)

(148)

(89)

Earnings on life insurance

(144)

(29)

-

Stock options

54

34

23

Other, net

1

(38)

13

Total income tax expense

$

1,099

$

1,280

$

1,044

The significant components of the Company's deferred tax assets and liabilities at December 31, 2005 and 2004 were as follows (000s omitted):

2005

2004

Deferred tax assets

Allowance for bad debts

$

1,392

$

1,392

Deferred loan fees

48

79

Unrealized loss on securities available for sale

619

58

Other

34

42

2,094

1,571

Deferred tax liabilities

Accretion

(16)

(7)

Depreciation

(337)

(4)

Other

(209)

(122)

(562)

(133)

Net deferred tax asset

$

1,532

$

1,438

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 10 - OFF-BALANCE SHEET ACTIVITIES

Credit-Related Financial Instruments – The Company is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing need of its customer.  These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit.  Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Company's exposure to credit loss is represented by the contractual amount of these commitments.  The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, 2005 and 2004, the following financial instruments were outstanding whose contract amounts represent credit risk (000s omitted):

2005

2004

Fixed

Variable

Fixed

Variable

Rate

Rate

Rate

Rate

Commitments to grant loans

$

3,400

$

-

$

2,132

$

6,525

Unfunded commitments under lines of credit

9,810

78,453

6,267

89,223

Commercial and standby letters of credit

859

2,045

420

2,529

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The fixed rate loan commitments have interest rates ranging from 4.0% to 8.5% and maturities ranging from one month to 15 years.  The commitments for equity lines of credit may expire without being drawn upon.  Therefore, the total commitment amounts do not necessarily represent future cash requirements.  The amount of collateral obtained, if it is deemed necessary by the Company, is based on management's credit evaluation of the customer.

Unfunded commitments under commercial lines-of-credit and revolving credit lines are commitments for possible future extensions of credit to existing customers.  These lines-of-credit are collateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.

Commercial and standby letters-of-credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  Those letters-of-credit are primarily used to support public and private borrowing arrangements.  Essentially all letters of credit issued have expiration dates within one year.  The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers.  The amount of collateral obtained, if it is deemed necessary by the Company, is based on management's credit evaluation of the customer.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation.  Fair value is best determined based upon quoted market prices.    However, in many instances, there are no quoted market prices for the Company's various financial instruments.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.  SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and Cash Equivalents - The carrying amounts of cash and short-term instruments approximate fair values.

Securities - Fair values for securities, excluding Federal Home Loan Bank stock, are based on quoted market prices.  The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

Loans Receivable - For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.  Fair values for certain mortgage loans (e.g., one-to-four family residential), credit card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics.

Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.  Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Cash Surrender Value of Life Insurance - The carrying amount for life insurance is based on the cash surrender value of the instrument that approximates fair value.

Deposit Liabilities - The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).  The carrying amounts of variable-rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date.  Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 11 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

Federal Home Loan Bank Advances and Subordinated Debentures - The fair values of the Company's Federal Home Loan Bank advances and subordinated debentures are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

Federal Funds Purchased and Accrued Interest - The carrying amounts approximate fair value.

Off-balance-Sheet Instruments - Fair values for off-balance-sheet, credit related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The estimated fair values, and related carrying or notional amounts, of the Company's financial instruments were as follows as December 31 (000s omitted):

2005

2004

Carrying

Estimated

Carrying

Estimated

Amount

Fair Value

Amount

Fair Value

Financial assets

Cash and cash equivalents

$

41,827

$

41,827

$

45,332

$

45,332

Securities available-for-sale

83,554

83,554

58,230

58,230

FHLB stock

3,152

3,152

3,087

3,087

Loans receivable, net of allowance

  for loan losses

335,127

332,486

278,421

278,103

Accrued interest receivable

2,511

2,511

1,661

1,661

Cash surrender value of life insurance

8,435

8,435

8,072

8,072

Financial liabilities

Noninterest-bearing deposits

(59,865)

(59,865)

(56,185)

(56,185)

Interest-bearing deposits

(283,533)

(281,218)

(256,472)

(253,668)

Federal funds purchased

(28,600)

(28,600)

(2,800)

(2,800)

Securities sold under agreements to

  repurchase

(8,650)

(8,650)

(10,307)

(10,307)

Federal Home Loan Bank advances

(60,200)

(60,481)

(41,740)

(43,193)

Accrued interest payable

(386)

(386)

(203)

 (203)

Subordinated debentures

(8,000)

(7,490)

(3,000)

(3,000)

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 12 - REGULATORY MATTERS

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off balance-sheet items as calculated under regulatory accounting practices.  The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.  Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts, and ratios (set forth in the following table) of total and Tier 1 capital  (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2005 and 2004, that the Company and the Bank met all capital adequacy requirements to which they were subject.

As of December 31, 2005, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well- capitalized under the regulatory framework for prompt corrective action.  To be categorized as well- capitalized, an institution must maintain minimum total risk-based, Tier 1 risked-based and Tier 1 leverage ratios as set forth in the following tables.  There are no conditions or events since the notification that management believes have changed the Bank's category.  The Company's and the Bank's actual capital amounts and ratios as of December 31, 2005 and 2004 are also presented in the following table (000,000s omitted).

Minimum Required

to be Well

Minimum Required

Capitalized Under

for Capital

Prompt Corrective

Actual

Adequacy Purposes

Action Provisions

2005

Amount

Ratio

Amount

Ratio

Amount

Ratio

Total Capital to risk weighted assets

Consolidated

$

41.4

11.7%

$

28.3

8.0%

N/A

N/A

Bank

39.2

11.2

28.1

8.0%

$

35.1

10.0%

Tier 1 (Core) Capital to risk weighted assets

Consolidated

$

37.9

10.7%

$

14.2

4.0%

N/A

N/A

Bank

35.7

10.2

14.1

4.0%

$

21.1

6.0%

Tier 1 (Core) Capital to average assets

Consolidated

$

37.9

8.5%

$

17.9

4.0%

N/A

N/A

Bank

35.7

8.0

17.9

4.0%

$

22.3

5.0%

2004

Amount

Ratio

Amount

Ratio

Amount

Ratio

Total Capital to risk weighted assets

Consolidated

$

33.2

11.1%

$

23.9

8.0%

N/A

N/A

Bank

31.5

10.6

23.8

8.0

$

29.7

10.0%

Tier 1 (Core) Capital to risk weighted assets

Consolidated

$

29.6

9.9%

$

12.0

4.0%

N/A

N/A

Bank

27.9

9.4

11.9

4.0

$

17.8

6.0%

Tier 1 (Core) Capital to average assets

Consolidated

$

29.6

8.0%

$

14.8

4.0%

N/A

N/A

Bank

27.9

7.8

14.3

4.0

$

17.9

5.0%

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 13 - PARENT-ONLY FINANCIAL STATEMENTS

The following represents the condensed financial statements of St. Joseph Capital Corporation (“Parent”) only.  The Parent-only financial information should be read in conjunction with the Company’s consolidated financial statements.

The condensed balance sheet at December 31, 2005 and 2004 is as follows (000s omitted):

2005

2004

ASSETS

Cash and cash equivalents

$

1,478

$

1,196

Securities available for sale

44

26

Investments in banking subsidiary

34,783

27,858

Investment s in non-bank subsidiary

196

194

Other assets

766

354

Total assets

$

37,267

$

29,628

LIABILITIES AND STOCKHOLDERS' EQUITY

Other liabilities

$

8,326

$

3,096

Stockholders' equity

28,941

26,532

Total liabilities and shareholders’ equity

$

37,267

$

29,628

The condensed statement of operations for the years ended December 31, 2005, 2004, and 2003 is as follows (000s omitted):

2005

2004

2003

Interest and dividend income

$

6

$

3

$

3

Gain on sales of securities available-for-sale

-

4

-

Other expenses

(815)

(537)

(535)

Loss - Before income taxes and equity

  in undistributed net income of subsidiaries

(809)

(530)

(532)

Income tax benefit

261

211

149

Loss - Before equity in undistributed

  net income of subsidiaries

(548)

(319)

(383)

Equity in undistributed net income (loss)

  of subsidiaries

Bank

3,766

2,730

2,208

Non-bank

2

(2)

-

Net income

$

3,220

$

2,409

$

1,825

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 13 - PARENT-ONLY FINANCIAL STATEMENTS (Continued)

The condensed statement of cash flows for the years ended December 31, 2005, 2004, and 2003 is as follows (000s omitted):

2005

2004

2003

Cash Flows from Operating Activities

Net income

$

3,220

$

2,409

$

1,825

Adjustments to reconcile net income

  to net cash from operating activities

Equity in undistributed net income

  of subsidiaries

(3,768)

(2,728)

(2,208)

Gain on sales of securities

  available for sale

-

(4)

-

Change in other assets

(412)

(14)

(134)

Change in other liabilities

230

(141)

-

Net cash (used in) provided by

operating activities

(730)

(478)

(517)

Cash Flows from Investing Activities

Investment in banking subsidiary

(4,000)

-

(2,500)

Investment in non-bank subsidiary

-

(196)

-

Purchase of securities available-for-sale

(18)

-

-

Proceeds from sales of securities

  available-for-sale

-

24

-

Net cash (used in) provided by investing

 activities

(4,018)

(172)

(2,500)

Cash Flows from Financing Activities

Issuance of trust preferred stock

5,000

-

3,000

Cash dividends paid

(349)

(278)

-

Proceeds from issuance of common stock, net

379

452

642

Net cash provided by financing activities

5,030

174

3,642

Net (Decrease) Increase in Cash and

Cash Equivalents

282

(476)

625

Cash and Cash Equivalents - Beginning of year

1,196

1,672

1,047

Cash and Cash Equivalents - End of year

$

1,478

$

1,196

$

1,672

#

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

NOTE 14 – QUARTERLY FINANCIAL DATA (UNAUDITIED)

Net

Provision

Gain On

Income

Income per

Interest

Interest

Interest

For Loan

Sale Of

Tax

Net

Common Share

Income

Expense

Income

Losses

Securities

Expense

Income

Basic

Diluted

2005

First quarter

$

4,773

$

2,230

$

2,543

$

-

$

-

$

325

$

796

$

.46

$

.43

Second quarter

5,210

2,682

2,528

-

11

199

815

.47

.44

Third quarter

5,691

3,107

2,584

-

-

268

803

.46

.43

Fourth quarter

6,022

3,466

2,556

-

-

307

806

.46

.43

2004

First quarter

$

3,343

$

1,179

$

2,164

$

44

$

77

$

232

$

526

$

.30

$

.29

Second quarter

3,432

1,146

2,286

84

-

318

540

.31

.30

Third quarter

3,763

1,315

2,448

95

29

372

633

.37

.35

Fourth quarter

4,219

1,672

2,547

38

-

358

710

.41

.39